Exhibit 10.4
November 9, 2007

To:	Oxford Industries, Inc.
222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308
Attn: Thomas C. Chubb III
Telephone: 404-653-1415
Facsimile: 404-653-1545

From	Bank of America, N.A.
c/o Banc of America Securities LLC
9 West 57th Street, 40th Floor
New York, NY 10019
Attn: John Servidio
Telephone: 212-847-6527
Facsimile: 212-230-8610

Re:	Issuer Forward Repurchase Transaction
(Transaction Reference Number: NY-32445)
Ladies and Gentlemen:
     Reference is made to the letter agreement (the “Confirmation”) for the Issuer Forward Repurchase Transaction dated November 8, 2007 (the “Transaction”) between Bank of America, N.A. (“BofA”) and Oxford Industries, Inc. (“Counterparty”). Capitalized terms herein shall the mean ascribed to them in the Confirmation.
     On the date first written above, BofA and the Counterparty agreed to amend the Confirmation for the Transaction by deleting the Initial Shares and Initial Share Delivery Date and replacing them with the following terms:

Initial Share Delivery Date:	November 16, 2007.

Initial Shares:	1,600,000 Shares
     All other terms and conditions set forth in the Confirmation are unchanged and remain in full effect.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this amendment notice and returning it to us by e-mail as soon as possible.

Yours sincerely,

BANK OF AMERICA, N.A.

By:	/s/ Jake Mendelsohn
Name:	Jake Mendelsohn
Title:	Vice President
     Confirmed as of the date first above written:
     OXFORD INDUSTRIES, INC.

By: Name:	/s/ Thomas C. Chubb III Thomas C. Chubb III
Title:	Executive Vice President